Exhibit 5.2

[Letterhead of Greenberg Traurig, LLP]

February 7, 2019

OPKO Health, Inc.

4400 Biscayne Boulevard

Miami, FL 33137

Re:	Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel to OPKO Health, Inc., a Delaware corporation (the “Company”), in connection with the issuance by the Company of up to 30,000,000 shares (the “Shares”) of its common stock, par value $0.01 per share (“Common Stock”), and the registration for resale of the Shares by the selling stockholders named in the Registration Statement on Form S-3 (File No. 333-229400) (the “Shelf Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 29, 2019 under the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon filing, as supplemented by the Company’s prospectus supplement relating to the Shares filed by the Company with the Commission on February 5, 2019 pursuant to Rule 424(b)(7) under the Securities Act (the “Prospectus”). The Shares were issued pursuant to that certain Share Lending Agreement, dated February 4, 2019, by and between Jefferies Capital Services, LLC and the Company (the “Share Lending Agreement”), and may be sold by the selling stockholders as described in the Shelf Registration Statement and the Prospectus.

With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of the following (the “Documents”):

A.	The Amended and Restated Articles of Incorporation of the Company, as amended to date;

B.	The Amended and Restated Bylaws of the Company, as amended to date;

C.	The Shelf Registration Statement;

D.	The Prospectus;

E.	The Share Lending Agreement;

F.

The resolutions of the board of directors of the Company and the pricing committee of the board of directors of the Company relating to the filing of the Shelf Registration Statement and the Prospectus and the transactions in connection therewith and authorizing the issuance and sale of the Shares; and

G.	Such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

OPKO Health, Inc.

February 7, 2019

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of originals or such latter documents and that each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of each party set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. We do not express any opinion herein concerning any law other than the laws of the State of Delaware and the federal laws of the United States. Further, our opinion is based solely upon existing laws, rules and regulations and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We hereby consent to the filing of this opinion letter as an exhibit to the Current Report on Form 8-K relating to the Share Lending Agreement, which is incorporated by reference in the Shelf Registration Statement, and to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Shelf Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP